Exhibit 10.2

EXECUTION VERSION

GUARANTEE AND COLLATERAL AGREEMENT

made by

TUESDAY MORNING CORPORATION

TMI HOLDINGS, INC.

TUESDAY MORNING, INC.

and certain Subsidiaries of TUESDAY MORNING, INC.

in favor of

JPMORGAN CHASE BANK, N.A., as Administrative Agent

Dated as of August 18, 2015

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SCHEDULE 4.2	—	FILINGS; OTHER ACTIONS
SCHEDULE 4.3	—	NAME; JURISDICTION OF ORGANIZATION, ETC
SCHEDULE 4.4	—	INVENTORY AND EQUIPMENT
SCHEDULE 8.2	—	NOTICES

EXHIBIT A	—	ASSUMPTION AGREEMENT

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GUARANTEE AND COLLATERAL AGREEMENT, dated as of August 18, 2015, made by the Borrower (as defined below), Parent (as defined below), Intermediate Holdings (as defined below) and each of the other signatories hereto (such signatories other than the Administrative Agent, but together with Parent, Intermediate Holdings and any other entity that may become a party hereto as provided herein, the “Guarantors”; and the Guarantors together with the Borrower, the “Grantors”), in favor of JPMORGAN CHASE BANK, N.A., as administrative agent (in such capacity and together with its successors, the “Administrative Agent”) for (i) the banks and other financial institutions or entities (the “Lenders”) from time to time parties to the Credit Agreement, dated as of August 18, 2015,(as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Tuesday Morning Corporation, a Delaware corporation (“Parent”), TMI Holdings, Inc., a Delaware corporation (“Intermediate Holdings”), Tuesday Morning, Inc., a Texas corporation (the “Borrower”), the Lenders party thereto, J.P. Morgan Securities LLC, as bookrunner and lead arranger (the “Lead Arranger”), Wells Fargo, N.A., as syndication agent (in such capacity, the “Syndication Agent”) and (ii) certain other Secured Parties (as hereinafter defined).

W I T N E S S E T H:

WHEREAS, pursuant to the Credit Agreement, the Lenders have severally agreed to make extensions of credit to the Borrower upon the terms and subject to the conditions set forth therein;

WHEREAS, the Borrower is a member of an affiliated group of companies that includes each other Guarantor;

WHEREAS, the proceeds of the extensions of credit under the Credit Agreement will be used in part to enable the Borrower to make valuable transfers to one or more of the other Guarantors in connection with the operation of their respective businesses;

WHEREAS, the Borrower and the other Guarantors are engaged in related businesses, and the Borrower and each Guarantor will derive substantial direct and indirect benefit from the making of the extensions of credit under the Credit Agreement; and

WHEREAS, it is a condition precedent to the obligation of the Lenders to make their respective extensions of credit to the Borrower under the Credit Agreement that the Borrower and each Guarantor shall have executed and delivered this Agreement to the Administrative Agent for the benefit of the Secured Parties;

NOW, THEREFORE, in consideration of the foregoing premises and to induce the Lead Arranger, the Administrative Agent and the Lenders to enter into the Credit Agreement and to induce the Lenders to make their respective extensions of credit to the Borrower thereunder, the Borrower and each Guarantor hereby agrees with the Administrative Agent, for the benefit of the Secured Parties, as follows:

SECTION 1.                            DEFINED TERMS

1.1.                            Definitions.

(a)                                 Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement, and the following terms are used herein as defined in the New York UCC (and if defined in more than one Article of the New York UCC, such terms shall have the meanings given in Article 9 thereof):  Account Debtor, Certificated Security, Chattel Paper, Commercial Tort Claim, Commodity Account, Documents, Deposit Account, Electronic Chattel Paper, Equipment, Farm Products, General Intangibles, Goods, Instruments, Inventory, Letter of

Credit, Letter-of-Credit Rights, Money, Payment Intangibles, Securities Account, Security, Supporting Obligations and Tangible Chattel Paper.

(b)                                 The following terms shall have the following meanings:

“Administrative Agent” shall have the meaning assigned to such term in the preamble.

“Agreement” shall mean this Guarantee and Collateral Agreement, as the same may be amended, amended and restated, restated, supplemented or otherwise modified from time to time.

“Borrower” shall have the meaning assigned to such term in the preamble.

“Collateral” shall have the meaning assigned to such term in Section 3.

“Collateral Account” shall mean any collateral account subject to a Deposit Account Control Agreement.

“Collateral Account Funds” shall mean, collectively, the following:  all funds (including all trust monies) and investments (including all cash equivalents) credited to, or purchased with funds from, any Collateral Account or the Dominion Account, as the case may be, and all certificates and instruments from time to time representing or evidencing such investments; all Money, notes, certificates of deposit, checks and other instruments from time to time hereafter delivered to or otherwise possessed by the Administrative Agent for or on behalf of any Grantor in substitution for, or in addition to, any or all of the Collateral; and all interest, dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the items constituting Collateral.

“Contracts” shall mean all contracts and agreements between any Grantor and any other person (in each case, whether written or oral, or third party or intercompany) as the same may be amended, assigned, extended, restated, supplemented, replaced or otherwise modified from time to time including (i) all rights of any Grantor to receive moneys due and to become due to it thereunder or in connection therewith, (ii) all rights of any Grantor to receive proceeds of any insurance, indemnity, warranty or guaranty with respect thereto, (iii) all rights of any Grantor to damages arising thereunder and (iv) all rights of any Grantor to terminate and to perform and compel performance of, such Contracts and to exercise all remedies thereunder.

“Copyright Licenses” shall mean any written agreement naming any Grantor as licensor or licensee, granting any right in, to or under any Copyright, including the grant of rights to manufacture, print, publish, copy, import, export, distribute, exploit and sell materials derived from any Copyright.

“Copyrights” shall mean (i) all copyrights arising under the laws of the United States, whether registered or unregistered and whether published or unpublished, all registrations and recordings thereof, and all applications in connection therewith and rights corresponding thereto throughout the world, including all registrations, recordings and applications in the United States Copyright Office, and (ii) the right to, and to obtain, all extensions and renewals thereof.

“Credit Agreement” shall have the meaning assigned to such term in the preamble.

“Excluded Assets” shall mean (i) any property subject to a Lien permitted under Section 6.02(i) or 6.02(j) of the Credit Agreement to the extent the documents governing such lien do not permit other Liens on such property; (ii) all leasehold real property, (iii)  Equity Interests of any partnerships, joint ventures and any non-Wholly Owned Subsidiary which cannot be pledged without the consent of one (1) or more third parties, (iv) margin stock, (v) security interests to the extent the same would result in adverse tax consequences as reasonably determined by the Borrower in consultation with the Administrative Agent, (vi) any property and assets the pledge of which would require governmental consent, approval, license or authorization (in each case, after giving effect to the applicable anti-assignment provisions of the Uniform Commercial Code or other applicable law), (vii) all foreign intellectual property and any “intent-to-use” trademark applications prior to the filing of a “Statement of Use” or “Amendment to Allege Use” with respect thereto, to the extent, if any, that, and solely during the period, if any, in which, the grant of a security interest therein would impair the validity or enforceability of such intent-to-use trademark application under applicable federal law, (viii) the Equity Interests of any Immaterial Subsidiary and (ix) Tax and Trust Funds.  Notwithstanding anything to the contrary herein, the Grantors shall not be required to grant a security interest in any Collateral or perfect a security interest in (A) any Collateral to the extent the burden or cost of obtaining or perfecting a security interest therein outweighs the benefit of the security afforded thereby as reasonably determined by the Borrower and the Administrative Agent or (B) in any contract, license or permit, if the granting of a security interest in such asset would be prohibited by (other than to the extent prohibited by Section 6.09(c) of the Credit Agreement) enforceable anti-assignment provisions of contracts or applicable law or a pledge thereof would violate the terms of any contract with respect to such assets (in each case, after giving effect to the applicable anti-assignment provisions of the Uniform Commercial Code or other applicable law) or would trigger termination pursuant to any “change of control” or similar provision in any contract, (y) no foreign law security or pledge agreement shall be required and (z) the following Collateral shall not be required to be perfected (A) motor vehicles and any other assets subject to state law certificate of title statutes, (B) Commercial Torts Claims and (C) Letter of Credit Rights to the extent not perfected by the filing of a financing statement under the Uniform Commercial Code.

“Grantors” shall have the meaning assigned to such term in the preamble.

“Guarantors” shall have the meaning assigned to such term in the preamble.

“Intermediate Holdings” shall have the meaning assigned to such term in the preamble.

“Insurance” shall mean all insurance policies covering any or all of the Collateral (regardless of whether the Administrative Agent is the loss payee thereof).

“Intellectual Property” shall mean the collective reference to all rights, priorities and privileges relating to intellectual property arising under United States laws, including the Copyrights, the Copyright Licenses, the Patents, the Patent Licenses, the Trademarks, the Trademark Licenses, the Trade Secrets and the Trade Secret Licenses.

“Lead Arranger” shall have the meaning assigned to such term in the preamble.

“Lenders” shall have the meaning assigned to such term in the preamble.

“New York UCC” shall mean the Uniform Commercial Code as from time to time in effect in the State of New York.

“Parent” shall have the meaning assigned to such term in the preamble.

“Patent License” shall mean all agreements, whether written or oral, providing for the grant by or to any Grantor of any right to manufacture, use, import, export, distribute or sell any invention covered in whole or in part by a Patent.

“Patents” shall mean (i) all letters of patent of the United States, all reissues and extensions thereof and all goodwill associated therewith, (ii) all applications for letters of patent of the United States and all divisions, continuations and continuations-in-part thereof, all improvements thereof, and (iii) all rights to, and to obtain, any reissues or extensions of the foregoing.

“Proceeds” shall mean all “proceeds” as such term is defined in Section 9-102(a)(64) of the New York UCC.

“Qualified ECP Guarantor”:  in respect of any Swap Obligation, each Loan Party that, at the time the relevant guarantee (or grant of the relevant security interest, as applicable) becomes effective with respect to such Swap Obligation, has total assets exceeding $10,000,000 or otherwise constitutes an “eligible contract participant” under the Commodity Exchange Act or any regulations promulgated thereunder with respect to such Swap Obligation at such time by entering into an agreement pursuant to section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

“Receivables” means (i) all “accounts,” as such term is defined in the New York UCC and (ii) all other rights to payment of money or funds, whether or not earned by performance, (a) for Inventory that has been or is to be sold, leased, licensed, assigned, or otherwise disposed of, (b) for services rendered or to be rendered, or (c) owed by a credit card issuer or by a credit card processor resulting from purchases by customers using credit or debit cards issued by such issuer in connection with the transactions described in clauses (a) and (b) above, whether such rights to payment constitute Payment Intangibles, Letter-of-Credit Rights or any other classification of property, or are evidenced in whole or in part by Instruments, Chattel Paper, General Intangibles or Documents.

“Secured Obligations” shall have the meaning assigned to such term in the Credit Agreement; provided, that for purposes of determining any Guarantor Obligations of any Guarantor under this Agreement, the definition of “Secured Obligations” shall not create any guarantee by any Guarantor of any Excluded Swap Obligations of such Guarantor.

“Secured Parties” shall mean, collectively, the Lead Arranger, the Administrative Agent, the Lenders, the Issuing Banks and, Secured Bank Product Providers, to which Secured Obligations, as applicable, are owed.

“Securities Act” shall mean the Securities Act of 1933, as amended.

“Syndication Agent” shall have the meaning assigned to such term in the preamble.

“Term Priority Collateral” shall have the meaning assigned to such term in the Credit Agreement.

“Trademark License” shall mean any agreement, whether written or oral, providing for the grant by or to any Grantor of any right in, to or under any Trademark.

“Trademarks” shall mean (i) all trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, logos and other source or business identifiers, and all goodwill associated therewith, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all applications in connection therewith, in the United States Patent and Trademark Office or in any similar office or agency of the United States or any State thereof and all common-law rights related thereto, (ii) the right to, and to obtain, all renewals thereof, (iii) the goodwill of the business symbolized by the foregoing and (iv) other source or business identifiers, designs and general intangibles of a like nature.

“Trade Secret License” shall mean any agreement, whether written or oral, providing for the grant by or to any Grantor of any right in, to or under any Trade Secret.

“Trade Secrets” shall mean all trade secrets and all other confidential or proprietary information and know-how (all of the foregoing being collectively called a “Trade Secret”), whether or not reduced to a writing or other tangible form, including all documents and things embodying, incorporating or describing such Trade Secret, the right to sue for past, present and future infringements of any Trade Secret and all proceeds of the foregoing, including royalties, income, payments, claims, damages and proceeds of suit.

1.2.                            Other Definitional Provisions.

(a)                                 The words “hereof,” “herein,” “hereto” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section and Schedule references are to the specific provisions of this Agreement unless otherwise specified.

(b)                                 The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

(c)                                  Where the context requires, terms relating to the Collateral or any part thereof, when used in relation to a Grantor, shall refer to the property or assets such Grantor has granted as Collateral or the relevant part thereof.

(d)                                 The expressions “payment in full,” “paid in full” and any other similar terms or phrases when used herein with respect to the Secured Obligations shall mean the payment in full, in immediately available funds, of all of the Secured Obligations, as the case may be, in each case, unless otherwise specified, other than indemnification and other contingent obligations not then due and payable.

(e)                                  The words “include,” “includes” and “including,” and words of similar import, shall not be limiting and shall be deemed to be followed by the phrase “without limitation.”

SECTION 2.                            GUARANTEE

2.1.                            Guarantee.

(a)                                 Each of the Guarantors hereby, jointly and severally, unconditionally and irrevocably, guarantees to the Administrative Agent, for the benefit of the Secured Parties and their respective successors, indorsees and permitted transferees and assigns, the prompt and complete payment and performance by the Borrower when due (whether at the stated maturity, by acceleration or otherwise) of the Secured Obligations (other than, with respect to any Guarantor, any Excluded Swap Obligations of such Guarantor).

(b)                                 If and to the extent required in order for the Secured Obligations of any Guarantor to be enforceable under applicable federal, state and other laws relating to the insolvency of debtors, the maximum liability of such Guarantor hereunder shall be limited to the greatest amount which can lawfully be guaranteed by such Guarantor under such laws, after giving effect to any rights of contribution, reimbursement and subrogation arising under Section 2.2.

(c)                                  Each Guarantor agrees that the Secured Obligations may at any time and from time to time be incurred or permitted in an amount exceeding the maximum liability of such Guarantor hereunder without, to the extent permitted by applicable law, impairing the guarantee contained in this Section 2 or affecting the rights and remedies of any Secured Party hereunder.

(d)                                 The guarantee contained in this Section 2 shall remain in full force and effect until the date when no Revolver Commitments or Secured Obligations (other than (i) contingent obligations as to which no claim or demand for payment has been made, or in the case of indemnification obligations, no notice has been given, and (ii) Secured Obligations that have been Cash Collateralized, as applicable) are outstanding (the “Termination Date”), notwithstanding that from time to time during the term of the Credit Agreement the Borrower may not then owe any Secured Obligations.

(e)                                  No payment made by the Borrower, any of the Guarantors, any other guarantor or any other person or received or collected by any Secured Party from the Borrower, any of the Guarantors, any other guarantor or any other person by virtue of any action or proceeding or any set-off or appropriation or application at any time or from time to time in reduction of or in payment of the Secured Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of any Guarantor hereunder which shall, notwithstanding any such payment (other than any payment made by such Guarantor (including by means of setoff or appropriation) in respect of the Secured Obligations or any payment received or collected from such Guarantor in respect of the Secured Obligations), remain liable for the Secured Obligations up to the maximum liability of such Guarantor hereunder until the Termination Date.

2.2.                            Rights of Reimbursement, Contribution and Subrogation.  In case any payment is made on account of the Secured Obligations by any Grantor or is received or collected on account of the Secured Obligations from any Grantor or its property (other than the property of Parent):

(a)                                 If such payment is made by the Borrower or from its property, then, if and to the extent such payment is made on account of Secured Obligations arising from or relating to a Loan or other extension of credit made to the Borrower, the Borrower shall not be entitled (i) to demand or enforce reimbursement or contribution in respect of such payment from any other Grantor or (ii) to be subrogated to any claim, interest, right or remedy of any Secured Party against any other person, including any other Grantor or its property (other than the property of Parent).

(b)                                 If such payment is made by a Guarantor or from its property (other than the property of Parent), such Guarantor shall be entitled, subject to and upon payment in full of the Secured Obligations, (i) to demand and enforce reimbursement for the full amount of such payment from the Borrower and (ii) to demand and enforce contribution in respect of such payment from each other Guarantor that has not paid its fair share of such payment, as necessary to ensure that (after giving effect to any enforcement of reimbursement rights provided hereby) each Guarantor pays its fair share of the unreimbursed portion of such payment. For this purpose, the fair share of each Guarantor as to any unreimbursed payment shall be determined based on an equitable apportionment of such unreimbursed payment among all Guarantors based on the relative value of their assets and any other equitable considerations deemed appropriate by a court of competent jurisdiction.

(c)                                  Until the Termination Date, notwithstanding Sections 2.2(a) and 2.2(b), no Grantor shall be entitled to be subrogated (equally and ratably with all other Grantors entitled to reimbursement or contribution from any other Grantor as set forth in this Section 2.2) to any security interest that may then be held by the Administrative Agent upon any Collateral granted to it in this Agreement nor shall any Grantor seek or be entitled to seek any contribution or reimbursement from the Borrower or any other Grantor in respect of payments made by any Grantor hereunder.  Such right of subrogation shall be enforceable solely against the Grantors, and not against the Secured Parties, and neither the Administrative Agent nor any other Secured Party shall have any duty whatsoever to warrant, ensure or protect any such right of subrogation or to obtain, perfect, maintain, hold, enforce or retain any Collateral for any purpose related to any such right of subrogation.  If subrogation is demanded by any Grantor, then (and only after the Termination Date) the Administrative Agent shall deliver to the Grantors making such demand, or to a representative of such Grantors or of the Grantors generally, an instrument reasonably satisfactory to the Administrative Agent transferring, on a quitclaim basis without any recourse, representation, warranty or obligation whatsoever, whatever security interest the Administrative Agent then may hold in whatever Collateral may then exist that was not previously released or disposed of by the Administrative Agent.

(d)                                 All rights and claims arising under this Section 2.2 or based upon or relating to any other right of reimbursement, indemnification, contribution or subrogation that may at any time arise or exist in favor of any Grantor as to any payment on account of the Secured Obligations made by it or received or collected from its property shall be fully subordinated in all respects prior to the Termination Date.  Until the Termination Date, no Grantor shall demand or receive any collateral security, payment or distribution whatsoever (whether in cash, property or securities or otherwise) on account of any such right or claim.  If any such payment or distribution is made or becomes available to any Grantor in any bankruptcy case or receivership, insolvency or liquidation proceeding, such payment or distribution shall be delivered by the person making such payment or distribution directly to the Administrative Agent, for application to the payment of the Secured Obligations.  If any such payment or distribution is received by any Grantor, it shall be held by such Grantor in trust, as trustee of an express trust for the benefit of the Secured Parties, and shall promptly be transferred and delivered by such Grantor to the Administrative Agent, in the exact form received and, if necessary, duly endorsed, to be applied against any Secured Obligations then outstanding in accordance with Section 6.5.

(e)                                  The obligations of the Grantors under the Loan Documents, including their liability for the Secured Obligations and the enforceability of the security interests granted thereby (which, for the avoidance of doubt, shall not be granted in respect of, otherwise encumber or be enforceable against any property of Parent), are not contingent upon the validity, legality, enforceability, collectability or sufficiency of any right of reimbursement, contribution or subrogation arising under this Section 2.2 and the provisions of this Section 2.2 shall in no respect limit the obligations and liabilities of any Guarantor to the Administrative Agent and Secured Parties, and each Guarantor shall remain liable to the Administrative Agent and the Secured Parties for the full amount guaranteed by such Guarantor hereunder.  The invalidity, insufficiency, unenforceability or uncollectability of any such right shall not in any respect diminish, affect or impair any such obligation or any other claim, interest, right or remedy at any time held by any Secured Party against any Guarantor or its property (other than the property of Parent).  The Secured Parties make no representations or warranties in respect of any such right and shall have no duty to assure, protect, enforce or ensure any such right or otherwise relating to any such right.

(f)                                   Each Grantor reserves any and all other rights of reimbursement, contribution or subrogation at any time available to it as against any other Grantor, but (i) the exercise and enforcement of such rights shall be subject to Section 2.2(d) and (ii) neither the Administrative Agent nor any other

Secured Party shall ever have any duty or liability whatsoever in respect of any such right, except as provided in the last sentence of Section 2.2(c).

2.3.                            Amendments, etc. with Respect to the Secured Obligations.  Each Guarantor shall remain obligated hereunder notwithstanding that, without any reservation of rights against any Guarantor and without notice to or further assent by any Guarantor, any demand for payment of any of the Secured Obligations made by any Secured Party may be rescinded by such Secured Party and any of the Secured Obligations continued, and the Secured Obligations, or the liability of any other person upon or for any part thereof, or any collateral security (which, for the avoidance of doubt, will not include any property of Parent) or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, increased, extended, amended, modified, accelerated, compromised, waived, surrendered or released by any Secured Party, and the Credit Agreement and the other Loan Documents and any other documents executed and delivered in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, as the Administrative Agent (or the Required Lenders or all Lenders, as the case may be) and the applicable Loan Parties may deem advisable from time to time, and any collateral security (which, for the avoidance of doubt, will not include any property of Parent), guarantee or right of offset at any time held by any Secured Party for the payment of the Secured Obligations may be sold, exchanged, waived, surrendered or released.  No Secured Party shall have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the Secured Obligations (which, for the avoidance of doubt, will not include any Lien on the property of Parent) or for the guarantee contained in this Section 2 or any property (other than the property of Parent) subject thereto.

2.4.                            Guarantee Absolute and Unconditional.  Each Guarantor waives, to the extent permitted by applicable law, any and all notice of the creation, renewal, extension or accrual of any of the Secured Obligations and notice of or proof of reliance by any Secured Party upon the guarantee contained in this Section 2 or acceptance of the guarantee contained in this Section 2; the Secured Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon the guarantee contained in this Section 2; and all dealings between the Borrower and any of the Guarantors, on the one hand, and the Secured Parties, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon the guarantee contained in this Section 2.  Each Guarantor waives, to the extent permitted by applicable law, diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon the Borrower or any of the Guarantors with respect to the Secured Obligations.  Each Guarantor understands and agrees, to the extent permitted by applicable law, that until the Termination Date the guarantee contained in this Section 2 shall be construed as a continuing, absolute and unconditional guarantee of payment and performance without regard to (a) the validity or enforceability of the Credit Agreement or any other Loan Document, any of the Secured Obligations or any other collateral security (which, for the avoidance of doubt, will not include any property of Parent) therefor or guarantee or right of offset with respect thereto at any time or from time to time held by any Secured Party, (b) any defense, set-off or counterclaim (other than a defense of payment, performance or release of guarantee hereunder) which may at any time be available to or be asserted by the Borrower or any other person against any Secured Party, or (c) any other circumstance whatsoever (with or without notice to or knowledge of the Borrower or such Guarantor) which constitutes, or might be construed to constitute, an equitable or legal discharge of the Borrower for the Secured Obligations, or of such Guarantor under the guarantee contained in this Section 2, in bankruptcy or in any other instance.  When making any demand hereunder or otherwise pursuing its rights and remedies hereunder against any Guarantor, any Secured Party may, but shall be under no obligation to, make a similar demand on or otherwise pursue such rights and remedies as it may have against the Borrower, any other Guarantor or any other person or against any collateral security (which, for the avoidance of doubt, will not include any property of Parent) or guarantee for the Secured Obligations or any right of offset with respect thereto, and any failure by any Secured Party to make any such demand, to pursue such other rights or remedies or to collect any payments from the Borrower, any other Guarantor or any other person or to realize upon any such collateral security (which, for the avoidance of doubt, will not include any property of Parent) or guarantee or to exercise any such right of offset, or any release of the Borrower, any other Guarantor or any other person or any such collateral security (which, for the avoidance of doubt, will not include any property of Parent), guarantee or right of offset, shall not relieve any Guarantor of any obligation or liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of any Secured Party against any Guarantor, except to the extent of any such release.  For the purposes hereof “demand” shall include the commencement and continuance of any legal proceedings.

2.5.                            Reinstatement.  The guarantee contained in this Section 2 shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Secured Obligations is rescinded or must otherwise be restored or returned by any Secured Party upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Borrower or any Guarantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Borrower or any Guarantor or any substantial part of its property, or otherwise, all as though such payments had not been made.

2.6.                            Payments.  Each Guarantor hereby guarantees that payments hereunder will be paid to the Administrative Agent without set-off or counterclaim in Dollars in immediately available funds at the office of the Administrative Agent as specified in the Credit Agreement.

2.7.                            Cross-guaranty.  Each Qualified ECP Guarantor hereby jointly and severally absolutely, unconditionally and irrevocably guarantees the obligations of each Guarantor under this guarantee in respect of any Swap Obligation (provided, however, that each Qualified ECP Guarantor shall only be liable under this Section 2.7 for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this Section 2.7, or otherwise under this guarantee, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount).  The obligations of each Qualified ECP Guarantor under this Section 2.7 shall remain in full force and effect until the Termination Date.  Each Qualified ECP Guarantor intends that this Section 2.7 constitute, and this Section 2.7 shall be deemed to constitute, a “guarantee or other agreement” for the benefit of each other Guarantor for all purposes of section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

SECTION 3.                            GRANT OF SECURITY INTEREST; CONTINUING LIABILITY UNDER COLLATERAL

(a)                                 Each Grantor hereby assigns and transfers to the Administrative Agent, and hereby grants to the Administrative Agent, for the benefit of the Secured Parties, a security interest in all of the following property, in each case, wherever located and now owned or at any time hereafter acquired by such Grantor or in which such Grantor now has or at any time in the future may acquire any right, title or interest (collectively, the “Collateral”), as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of such Grantor’s Secured Obligations:

(i)                                     all Receivables;

(ii)                                  all cash, Money, Deposit Accounts (except for Deposit Accounts containing exclusively Tax and Trust Funds and the Net Proceeds Pledged Account), Securities Accounts and Commodity Accounts;

(iii)                               all Inventory;

(iv)                              all Insurance;

(v)                                 all General Intangibles, Chattel Paper, Instruments and Documents evidencing any of the foregoing Collateral or related to the foregoing Collateral (but excluding, for the avoidance of doubt, Intellectual Property (other than to the extent affixed to or necessary to sell the foregoing Collateral) and Equity Interests held by any Grantor (other than Equity Interests held in any Securities Account);

(vi)                              all books, records, ledger cards, files, correspondence, customer lists, blueprints, technical specifications, manuals, computer software, computer printouts, tapes, disks and other electronic storage media and related data processing software and similar items that at any time pertain to or evidence or contain information relating to any of the foregoing Collateral or are otherwise necessary or helpful in the collection thereof or realization thereupon; and

(vii)                           to the extent not otherwise included, all Proceeds, products, accessions, rents and profits of any and all of the foregoing and all collateral security, Supporting Obligations and guarantees given by any person with respect to any of the foregoing;

provided that, notwithstanding any other provision set forth in this Agreement, the term “Collateral” and the component definitions thereof shall not include, and this Agreement shall not, at any time, constitute a grant of a security interest in any property that is, at such time, an Excluded Asset.

(b)                                 Notwithstanding anything herein to the contrary, (i) each Grantor shall remain liable for all obligations under and in respect of the Collateral and nothing contained herein is intended or shall be a delegation of duties to the Administrative Agent or any other Secured Party, (ii) each Grantor shall remain liable under and each of the agreements included in the Collateral, including any Receivables and any Contracts, to perform all of the obligations undertaken by it thereunder all in accordance with and pursuant to the terms and provisions thereof and neither the Administrative Agent nor any other Secured Party shall have any obligation or liability under any of such agreements by reason of or arising out of this Agreement or any other document related hereto nor shall the Administrative Agent nor any other Secured Party have any obligation to make any inquiry as to the nature or sufficiency of any payment received by it or have any obligation to take any action to collect or enforce any rights under any agreement included in the Collateral, including any agreements relating to any Receivables or any Contracts and (iii) the exercise by the Administrative Agent of any of its rights hereunder shall not release any Grantor from any of its duties or obligations under the contracts and agreements included in the Collateral, including any agreements relating to any Receivables and any Contracts.

SECTION 4.                            REPRESENTATIONS AND WARRANTIES

To induce the Lead Arranger, the Administrative Agent, the Syndication Agent and the Lenders to enter into the Credit Agreement and to induce the Lenders to make their respective extensions of credit to the Borrower thereunder, each Grantor hereby represents and warrants to the Secured Parties that:

4.1.                            Title; No Other Liens.  Such Grantor owns each item of the Collateral free and clear of any and all Liens, including Liens arising as a result of such Grantor becoming bound (as a result of merger or otherwise) as grantor under a security agreement entered into by another person, except for Liens permitted by Section 6.02 of the Credit Agreement.

4.2.                            Perfected First Priority Liens.  This Agreement is effective to create in favor of the Administrative Agent, for the benefit of the Secured Parties, a legal, valid and enforceable security interest in the Collateral of such Grantor, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally.  When financing statements and other filings listed on Schedule 4.2 are filed in appropriate form in the offices specified thereon, this Agreement shall create a fully perfected Lien on, and security interest in, all right title and interest of such Grantor in such Collateral and the proceeds thereof (to the extent such security interest may be perfected under the New York UCC by filing a financing statement) as security for the Secured Obligations, in each case prior and superior in right to any other person (except Liens permitted by Section 6.02 of the Credit Agreement).

4.3.                            Name; Jurisdiction of Organization, etc.  On the date hereof, such Grantor’s exact legal name (as indicated on the public record of such Grantor’s jurisdiction of formation or organization), jurisdiction of organization, organizational identification number, if any, and the location of such Grantor’s chief executive office or sole place of business are specified on Schedule 4.3.  On the date hereof, except as otherwise described in the Collateral Questionnaire, each Grantor is organized solely under the law of the jurisdiction so specified and has not filed any certificates of domestication, transfer or continuance in any other jurisdiction.  On the date hereof, except as otherwise described in the Collateral Questionnaire, no such Grantor has changed its name, jurisdiction of organization, chief executive office or sole place of business in any way (e.g. by merger, consolidation, change in corporate form or otherwise) within the past five years and has not within the last five years become bound (whether as a result of merger or otherwise) as a grantor under a security agreement (other than in respect of a Lien permitted by Section 6.02 of the Credit Agreement) entered into by another person, which has not heretofore been terminated.

4.4.                            Inventory and Equipment.  As of the Closing Date, such Grantor does not maintain Inventory (other than Inventory in transit or, out for repair) with a value in excess of $1,000,000 at any location other than any “pool point” or the locations set forth on Schedule 4.4.

4.5.                            Farm Products.  None of the Collateral constitutes, or is the Proceeds of, Farm Products.

4.6.                            Receivables.  No amount payable to such Grantor under or in connection with any Receivables that is included in the Collateral is evidenced by any Instrument or Tangible Chattel Paper with a value in excess of $1,000,000 which has not been delivered to the Administrative Agent to the extent required under Section 5.2.

SECTION 5.                            COVENANTS

Each Grantor covenants and agrees with the Secured Parties that, until the Termination Date:

5.1.                            Delivery and Control of Certain Collateral.

(a)                                 If any of the Collateral is or shall become evidenced or represented by any Tangible Chattel Paper, such Tangible Chattel Paper shall be delivered promptly to the Administrative Agent, duly endorsed, if applicable, in a manner reasonably satisfactory to the Administrative Agent, to be held as Collateral pursuant to this Agreement, and all of such property owned by any Grantor as of the Closing Date shall be delivered on the Closing Date.  Any Pledged Collateral evidenced or represented by any Instrument or Negotiable Document shall be delivered promptly to the Administrative Agent, duly endorsed, if applicable, in a manner reasonably satisfactory to the Administrative Agent, to be held as Collateral pursuant to this Agreement, and all of such property owned by any Grantor as of the Closing Date shall be delivered on the Closing Date.  Notwithstanding the foregoing, no Instrument, Tangible Chattel Paper or Negotiable Document shall be required to be delivered to the Administrative Agent pursuant to this clause (a) if the value thereof is less than $1,000,000 individually or $5,000,000 in the aggregate.

(b)                                 If any of the Collateral is or shall constitute “Electronic Chattel Paper” (under Article 9 of the UCC) such Grantor shall ensure (to the Administrative Agent’s reasonable satisfaction) that (i) a single authoritative copy exists which is unique, identifiable, unalterable (except as provided in clauses (iii), (iv) and (v) of this paragraph), (ii) such authoritative copy identifies the Administrative Agent as the assignee and is communicated to and maintained by the Administrative Agent or its designee, (iii) copies or revisions that add or change the assignee of the authoritative copy can only be made with the participation of the Administrative Agent, (iv) each copy of the authoritative copy and any copy of a copy is readily identifiable as a copy and not the authoritative copy and (v) any revision of the authoritative copy is readily identifiable as an authorized or unauthorized revision; provided that such actions shall not be required to be taken until the aggregate face amount of the Electronic Chattel Paper included in the Collateral exceeds $1,000,000.

5.2.                            Maintenance of Perfected Security Interest; Further Documentation.

(a)                                 Except as otherwise permitted by the Credit Agreement, such Grantor shall maintain each of the security interests created by this Agreement as a security interest having at least the perfection and priority described in Section 4.2 and shall defend such security interest against the claims and demands of all persons whomsoever except as otherwise permitted by Section 6.02 of the Credit Agreement, subject to the provisions of Section 8.15.

(b)                                 At any time and from time to time, upon the reasonable written request of the Administrative Agent, and at the sole expense of such Grantor, such Grantor shall promptly and duly authorize, execute and deliver, and have recorded, such further instruments and documents and take such further actions as the Administrative Agent may reasonably request for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted, including, (i) the filing of any financing or continuation statements under the Uniform Commercial Code (or other similar laws) in effect in any jurisdiction with respect to the security interests created hereby and (ii) in the case of any Deposit Accounts subject to the requirement of Section 5.12 of the Credit Agreement and clause (j) of the definition of “Collateral and Guarantee Requirement,” set forth therein, and any other relevant Collateral, taking any actions necessary to enable the Administrative Agent to obtain “control” (within the meaning of the applicable Uniform Commercial Code) with respect thereto.

5.3.                            Changes in Locations, Name, Jurisdiction of Incorporation, etc.

(a)                                 Such Grantor shall give 10 days’ written notice to the Administrative Agent and delivery to the Administrative Agent of duly authorized and, where required, executed copies of all additional financing statements and other documents reasonably requested in writing by the Administrative Agent to maintain the validity, perfection and priority of the security interests provided for herein after any of the following:

(i)                                     a change in its jurisdiction of organization or the location of its chief executive office or sole place of business from that referred to in Section 4.3; or

(ii)                                  a change in its legal name, identity or structure that would render any financing statement filed by the Administrative Agent in connection with this Agreement “seriously misleading” (as such term is used in Section 9-507(b) of the New York UCC).

5.4.                            Deposit Accounts.  The Grantors shall enter into Deposit Account Control Agreements with respect to each Deposit Account maintained by them (other than any Excluded Deposit Account) to the extent provided in Section 5.12 of the Credit Agreement and clause (j) of the definition of “Collateral and Guarantee Requirement” set forth therein.

SECTION 6.                            REMEDIAL PROVISIONS

6.1.                            Certain Matters Relating to Accounts.

(a)                                 At any time after the occurrence and during the continuation of an Event of Default after written notice is delivered to the Grantor, the Administrative Agent shall have the right to make test verifications of the Receivables in any manner and through any medium that it reasonably considers advisable, and each Grantor shall use commercially reasonable efforts to furnish all such assistance and information as the Administrative Agent may reasonably require in connection with such test verifications.  The Administrative Agent shall have the absolute right to share any information it gains from such inspection or verification with any Secured Party; provided that the provisions of Section 9.16 of the Credit Agreement shall apply to such information.

(b)                                 Subject to Section 5.12(d) of the Credit Agreement, the Administrative Agent hereby authorizes each Grantor to collect such Grantor’s Accounts, and each Grantor hereby agrees to continue to collect all amounts due or to become due to such Grantor under the Receivables and any Supporting Obligation and diligently exercise each material right it may have under any Receivable and any Supporting Obligation, in each case, at its own expense; provided, however, that the Administrative Agent may curtail or terminate said authority at any time after the occurrence and during the continuance of an Event of Default or a Liquidity Period.

(c)                                  At the Administrative Agent’s reasonable written request after the occurrence and during the continuance of any Event of Default, each Grantor shall, at such Grantor’s expense, deliver to the Administrative Agent all (to the extent existing and available) original and other documents evidencing, and relating to, the agreements and transactions which gave rise to the Receivables, including all original orders, invoices and shipping receipts.

6.2.                            Communications with Obligors; Grantors Remain Liable.

(a)                                 The Administrative Agent in its own name or in the name of others may at any time after the occurrence and during the continuance of an Event of Default, communicate with obligors under the Receivables and parties to the Contracts to verify with them to the Administrative Agent’s reasonable satisfaction the existence, amount and terms of any Receivables or Contracts.  The Administrative Agent shall have the absolute right to share any information it gains from such inspection or verification with any Secured Party; provided, that the provisions of Section 9.16 of the Credit Agreement shall apply to such information.

(b)                                 Upon reasonable written request of the Administrative Agent, at any time after the occurrence and during the continuance of any Event of Default, the Administrative Agent may at any time notify, or require any Grantor to so notify, the Account Debtor or counterparty on any Receivable or Contract of the security interest of the Administrative Agent therein.  In addition, the Administrative Agent may upon written notice to the applicable Grantor, notify, or require any Grantor to notify, the Account Debtor or counterparty to make all payments under the Receivables (other than, prior to the occurrence of an Event of Default that is continuing, Receivables with balances less than $1 million) and/or Contracts directly to the Administrative Agent.

(c)                                  Anything herein to the contrary notwithstanding, each Grantor shall remain liable under each of the Receivables and Contracts to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any agreement giving rise thereto.  Neither the Administrative Agent nor any Secured Party shall have any obligation or liability under any Receivable (or any agreement giving rise thereto) by reason of or arising out of this Agreement or the receipt by the Administrative Agent or any Secured Party of any payment relating thereto, nor shall the Administrative Agent or any Secured Party be obligated in any manner to perform any of the obligations of any Grantor under or pursuant to any Receivable (or any agreement giving rise thereto), to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party thereunder, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

6.3.                            [Reserved].

6.4.                            Proceeds to be Turned Over To Administrative Agent.  In addition to the rights of the Administrative Agent and the other Secured Parties specified in Section 6.1 and 5.12(d) of the Credit Agreement with respect to payments of Receivables and other Current Asset Collateral, if an Event of Default shall occur and be continuing, all Proceeds received by any Grantor consisting of cash, cash equivalents, checks and other near-cash items shall be held by such Grantor in trust for the Administrative Agent and the other Secured Parties, segregated from other funds of such Grantor, and shall, promptly upon demand, be turned over to the Administrative Agent in the exact form received by such Grantor (duly endorsed by such Grantor to the Administrative Agent, if required).  All Proceeds received by the Administrative Agent hereunder shall be held by the Administrative Agent in the Dominion Account or in a Collateral Account.  All Proceeds while held by the Administrative Agent in the Dominion Account or in a Collateral Account (or by such Grantor in trust for the Administrative Agent and the other Secured Parties) shall continue to be held as collateral security for all the Secured Obligations and shall not constitute payment thereof until applied as provided in Section 6.5.

6.5.                            Application of Proceeds.  If an Event of Default shall have occurred and be continuing, at any time at the Administrative Agent’s election, the Administrative Agent may apply all or any part of the net Proceeds (after deducting fees and expenses as provided in Section 6.6) constituting Collateral realized through the exercise by the Administrative Agent of its remedies hereunder, whether or not held in the Dominion Account or in a Collateral Account, and any proceeds of the guarantee set forth in Section 2, in payment of the Secured Obligations in the manner provided in Section 7.02 of the Credit Agreement.  Notwithstanding the foregoing, no amounts received from any Guarantor shall be applied to any Excluded Swap Obligations of such Guarantor.

6.6.                            Code and Other Remedies.

(a)                                 If an Event of Default shall have occurred and be continuing, the Administrative Agent, on behalf of the Secured Parties, may exercise, in addition to all other rights and remedies granted to them in this Agreement and in any other instrument or agreement securing, evidencing or relating to the Secured Obligations, all rights and remedies of a secured party under the New York UCC (whether or not the New York UCC applies to the affected Collateral) or its rights under any other applicable law or in equity.  Without limiting the generality of the foregoing, the Administrative Agent, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below, by the Credit Agreement, this Agreement or any other Loan Document) to or upon any Grantor or any other person (all and each of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, lease, license, assign, give option or options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker’s board or office of any Secured Party or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk.  Each Secured Party shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in any Grantor, which right or equity is hereby waived and released.  Each purchaser at any such sale shall hold the property sold absolutely free from any claim or right on the part of any Grantor, and each Grantor hereby waives (to the extent permitted by applicable law) all rights of redemption, stay and/or appraisal which it now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted.  Each Grantor agrees that, to the extent notice of sale shall be required by law, at least ten days’ notice to such Grantor of the time and place of any public sale or the time after which any private sale is to be made shall, to the extent permitted by law, constitute reasonable notification.  The Administrative Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given.  The Administrative Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.  The Administrative Agent may sell the Collateral without giving any warranties as to the Collateral.  The Administrative Agent may specifically disclaim or modify any warranties of title or the like.  This procedure will not be considered to adversely affect the commercial reasonableness of any sale of the Collateral.  Each Grantor agrees that it would not be commercially unreasonable for the Administrative Agent to dispose of the Collateral or any portion thereof by using Internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capability of doing so, or that match buyers and sellers of assets.  Each Grantor hereby waives any claims against the Administrative Agent arising by reason of the fact that the price at which any Collateral may have been sold at such a private sale was less than the price which might have been obtained at a public sale, even if the Administrative Agent accepts the first offer received and does not offer such Collateral to more than one offeree.  Each Grantor further agrees, at the Administrative Agent’s reasonable written request, to assemble the Collateral and make it available to the Administrative Agent at places which the Administrative Agent shall reasonably select, whether at such Grantor’s premises or elsewhere upon the occurrence and during the continuance of any Event of Default.  The Administrative Agent shall have the right to enter onto the property where any Collateral is located and take possession thereof with or without judicial process.

(b)                                 The Administrative Agent shall apply the net proceeds of any action taken by it pursuant to this Section 6.6, after deducting all reasonable costs and expenses of every kind incurred in connection therewith or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Secured Parties hereunder, including reasonable attorneys’ fees and disbursements to the extent required to be paid in accordance with the Credit Agreement, to the payment in whole or in part of the Secured Obligations in accordance with Section 6.5 and only after such application and payment in full of all Secured Obligations and after the payment by the Administrative Agent of any other amount required by any provision of law, including Section 9-615(a) of the New York UCC, need the Administrative Agent account for the surplus, if any, to any Grantor.  If the Administrative Agent sells any of the Collateral upon credit, the Grantor will be credited only with payments actually made by the purchaser and received by the Administrative Agent and applied to indebtedness of the purchaser.  In the event the purchaser fails to pay for the Collateral, the Administrative Agent may resell the Collateral and the Grantor shall be credited with proceeds of the sale.  To the extent permitted by applicable law, each Grantor waives all claims, damages and demands it may acquire against any Secured Party arising out of the exercise by them of any rights hereunder.

6.7.                            Intellectual Property License.  For the purposes of enabling the Administrative Agent to exercise remedies under this Agreement during the Continuance of an Event of Default, each Grantor hereby grants the Administrative Agent and its agents, representatives and designees an irrevocable (until the Termination Date), non-exclusive, royalty-free, rent-free license or right to use all of the Intellectual Property of such Grantor, including as may be necessary in connection with any sale of Inventory or collection of Receivables and agrees to take any further actions and execute any further documents as may be reasonably requested by the Administrative Agent to further evidence Administrative Agent’s right with respect to Intellectual Property set forth in this Section 6.7.

6.8.                            Deficiency.  Each Grantor shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay its Secured Obligations.

SECTION 7.                            THE ADMINISTRATIVE AGENT

7.1.                            Administrative Agent’s Appointment as Attorney-in-Fact, etc.

(a)                                 Each Grantor hereby irrevocably constitutes and appoints the Administrative Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable (until the Termination Date) power and authority in the place and stead of such Grantor and in the name of such Grantor or in its own name, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Agreement, and, without limiting the generality of the foregoing, each Grantor hereby gives the Administrative Agent the power and right, on behalf of such Grantor, without notice to or assent by such Grantor, to do any or all of the following:

(i)                                     in the name of such Grantor or its own name, or otherwise, take possession of and endorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under any Receivable or Contract or with respect to any other Collateral and file any claim or take any other action or proceeding in any court of law or equity or otherwise deemed reasonably appropriate by the Administrative Agent for the purpose of collecting any and all such moneys due under any Receivable or Contract or with respect to any other Collateral whenever payable;

(ii)                                  pay or discharge taxes and Liens levied or placed on or threatened against the Collateral, effect any repairs or any insurance called for by the terms of this Agreement and pay all or any part of the premiums therefor and the costs thereof;

(iii)                               execute, in connection with any sale provided for in Section 6.6, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral; and

(iv)                              (1) direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due or to become due thereunder directly to the Administrative Agent or as the Administrative Agent shall direct; (2) ask or demand for, collect, and receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral; (3) sign and endorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, notices and other documents in connection with any of the Collateral; (4) commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any portion thereof and to enforce any other right in respect of any Collateral; (5) defend any suit, action or proceeding brought against such Grantor with respect to any Collateral; (6) settle, compromise or adjust any such suit, action or proceeding and, in connection therewith, give such discharges or releases as the Administrative Agent may deem reasonably appropriate; and (7) generally, sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Administrative Agent were the absolute owner thereof for all purposes, and do, at the Administrative Agent’s option and such Grantor’s expense, at any time, or from time to time, all acts and things which the Administrative Agent deems reasonably necessary to protect, preserve or realize upon the Collateral and the Secured Parties’ security interests therein and to effect the intent of this Agreement, all as fully and effectively as such Grantor might do.

Anything in this Section 7.1(a) to the contrary notwithstanding, the Administrative Agent agrees that it will not exercise any rights under the power of attorney provided for in this Section 7.1(a) unless an Event of Default shall have occurred and be continuing.

(b)                                 If an Event of Default has occurred and is continuing and if any Grantor fails to perform or comply with any of its agreements contained herein, the Administrative Agent, at its option, but without any obligation so to do, may perform or comply, or otherwise cause performance or compliance, with such agreement; provided, however if a Default has occurred and is continuing, and if any Grantor fails to perform or comply with any of its agreements contained herein, the Administrative Agent, at its option, but without any obligation so to do, may perform or comply, or otherwise cause performance or compliance (except as otherwise provided herein) solely to cause the Collateral and Guarantee Requirement to be, or remain, satisfied.

(c)                                  Each Grantor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof.  All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable until the Termination Date.

7.2.                            Duty of Administrative Agent.  The Administrative Agent’s sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the New York UCC or otherwise, shall be to deal with it in the same manner as the Administrative Agent deals with similar property for its own account.  Neither the Administrative Agent, nor any other Secured Party nor any of their respective officers, directors, partners, employees, agents, attorneys and other advisors, attorneys-in-fact or affiliates shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Grantor or any other person or to take any other action whatsoever with regard to the Collateral or any part thereof.  The powers conferred on the Secured Parties hereunder are solely to protect the Secured Parties’ interests in the Collateral and shall not impose any duty upon any Secured Party to exercise any such powers.  The Secured Parties shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their officers, directors, partners, employees, agents, attorneys and other advisors, attorneys-in-fact or affiliates shall be responsible to any Grantor for any act or failure to act hereunder, except from their own gross negligence or willful misconduct or breach of a duty owed to such Grantor.

7.3.                            Execution of Financing Statements.  Each Grantor acknowledges that pursuant to Section 9-509(b) of the New York UCC and any other applicable law, each Grantor authorizes the Administrative Agent to file or record financing or continuation statements, and amendments thereto, and other filing or recording documents or instruments with respect to the Collateral, in such form and in such offices as the Administrative Agent reasonably determines appropriate to perfect or maintain the perfection of the security interests of the Administrative Agent under this Agreement.  Each Grantor agrees that such financing statements may describe the collateral in the same manner as described in the Security Documents or as “all assets” or “all personal property,” whether now owned or hereafter existing or acquired, words of similar effect or such other description as the Administrative Agent, in its sole judgment, reasonably determines is necessary or advisable.  A photographic or other reproduction of this Agreement shall be sufficient as a financing statement or other filing or recording document or instrument for filing or recording in any jurisdiction.

7.4.                            Authority of Administrative Agent.  Each Grantor acknowledges that the rights and responsibilities of the Administrative Agent under this Agreement with respect to any action taken by the Administrative Agent or the exercise or non-exercise by the Administrative Agent of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as between the Administrative Agent and the other Secured Parties, be governed by the Credit Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Administrative Agent and the Grantors, the Administrative Agent shall be conclusively presumed to be acting as agent for the Secured Parties with full and valid authority so to act or refrain from acting, and no Grantor shall be under any obligation, or entitlement, to make any inquiry respecting such authority.

7.5.                            Appointment of Co-Collateral Agents.  At any time or from time to time, in order to comply with any applicable requirement of law, the Administrative Agent may appoint another bank or trust company or one of more other persons, either to act as co-agent or agents on behalf of the Secured Parties with such power and authority as may be reasonably necessary for the effectual operation of the provisions hereof and which may be specified in the instrument of appointment (which may, in the discretion of the Administrative Agent, include provisions for indemnification and similar protections of such co-agent or separate agent).

SECTION 8.                            MISCELLANEOUS

8.1.                            Amendments in Writing.  None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except in accordance with Section 9.08 of the Credit Agreement; provided that any provision of this Agreement imposing obligations on any Grantor may be waived by the Administrative Agent in a written instrument executed by the Administrative Agent.

8.2.                            Notices.  All notices, requests and demands to or upon the Administrative Agent or any Grantor hereunder shall be effected in the manner provided for in Section 9.01 of the Credit Agreement; provided that any such notice, request or demand to or upon any Guarantor shall be addressed to such Guarantor at its notice address set forth on Schedule 8.2.

8.3.                            No Waiver by Course of Conduct; Cumulative Remedies.  No Secured Party shall by any act (except by a written instrument pursuant to Section 8.1), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default.  No failure to exercise, nor any delay in exercising, on the part of any Secured Party, any right, power or privilege hereunder shall operate as a waiver thereof.  No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege.  A waiver by any Secured Party of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which such Secured Party would otherwise have on any future occasion.  The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

8.4.                            Enforcement Expenses; Indemnification.

(a)                                 Each Grantor agrees to pay or reimburse each Secured Party for all its reasonable costs and expenses incurred in collecting against such Grantor under the guarantee contained in Section 2 or otherwise in enforcing or preserving any rights under this Agreement and the other Loan Documents to which such Grantor is a party (but limited in the case of legal fees and expenses, to the reasonable out-of-pocket documented fees, disbursements and charges of one counsel of the Administrative Agent and the Secured Parties, taken as a whole, and if necessary, of one local counsel in any relevant material jurisdiction to such persons, taken as a whole).

(b)                                 Each Grantor agrees to pay, and to hold the Secured Parties harmless from, any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to, or resulting from any delay in paying, any and all stamp, excise, sales or other taxes which may be payable or determined to be payable with respect to any of the Collateral or in connection with any of the transactions contemplated by this Agreement.

(c)                                  Each Grantor agrees to pay, and to hold the Secured Parties harmless from, any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement to the extent the Borrower would be required to do so pursuant to Section 9.05 of the Credit Agreement.

(d)                                 The agreements in this Section shall survive the Termination Date.

8.5.                            Successors and Assigns.  This Agreement shall be binding upon the successors and assigns of each Grantor and shall inure to the benefit of the Secured Parties and their respective permitted successors and assigns; provided that, except as otherwise permitted by the Credit Agreement, no Grantor may assign, transfer or delegate any of its rights or obligations under this Agreement without the prior written consent of the Administrative Agent, and any attempted assignment without such consent shall be null and void.

8.6.                            Set-Off.  Each Grantor hereby irrevocably authorizes each Secured Party at any time and from time to time while an Event of Default shall have occurred and be continuing, without notice to such Grantor or any other Grantor, any such notice being expressly waived by each Grantor to the extent permitted by applicable law, to set-off and appropriate and apply any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Secured Party to or for the credit or the account of such Grantor, or any part thereof in such amounts as such Secured Party may elect, against and on account of the obligations and liabilities of such Grantor to such Secured Party hereunder and claims of every nature and description of such Secured Party against such Grantor, in any currency, whether arising hereunder, under the Credit Agreement, any other Loan Document or otherwise, as such Secured Party may elect, whether or not any Secured Party has made any demand for payment and although such obligations, liabilities and claims may be contingent or unmatured.  Each Secured Party shall notify such Grantor promptly of any such set-off and the application made by such Secured Party of the proceeds thereof, provided that the failure to give such notice shall not affect the validity of such set-off and application.  The rights of each Secured Party under this Section are in addition to other rights and remedies (including other rights of set-off) which such Secured Party may have.  Notwithstanding the foregoing, no amounts received from any Grantor shall be applied to any Excluded Swap Obligations of such Grantor.

8.7.                            Counterparts.  This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by facsimile or other electronic transmission (including.pdf)), and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

8.8.                            Severability.  Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

8.9.                            Section Headings.  The Section headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

8.10.                     Integration.  This Agreement and the other Loan Documents represent the agreement of the Grantors, the Administrative Agent and the other Secured Parties with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by any Secured Party relative to subject matter hereof and thereof not expressly set forth or referred to herein or in the other Loan Documents.

8.11.                     APPLICABLE LAW.  THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

8.12.                     Submission to Jurisdiction; Waivers.  Each Grantor and the Administrative Agent hereby irrevocably and unconditionally:

(a)                                 submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the other Loan Documents, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such federal court.  Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.  Nothing in this Agreement shall affect any right that any Lender, the Administrative Agent or any Issuing Bank may otherwise have to bring any action or proceeding relating to this Agreement or the other Loan Documents against Holdings, the Borrower or any Loan Party or their properties in the courts of any jurisdiction;

(b)                                 waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the other Loan Documents in any New York State or federal court.  Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court; and

(c)                                  agrees that service of all process in any such proceeding in any such court may be made by registered or certified mail, return receipt requested at its address provided in Section 8.2 agrees that service as so provided in is sufficient to confer personal jurisdiction over the applicable credit party in any such proceeding in any such court, and otherwise constitutes effective and binding service in every respect; and agrees that agents and lenders retain the right to serve process in any other manner permitted by law or to bring proceedings against any credit party in the courts of any other jurisdiction.

8.13.                     Acknowledgments.  Each Grantor hereby acknowledges that:

(a)                                 it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents to which it is a party;

(b)                                 no Secured Party has any fiduciary relationship with or duty to any Grantor arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between the Grantors, on the one hand, and the Secured Parties, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

(c)                                  no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Secured Parties or among the Grantors and the Secured Parties.

8.14.                     Additional Grantors.  Each Subsidiary of the Borrower that is required to become a party to this Agreement pursuant to Section 5.09 of the Credit Agreement shall become a Grantor for all purposes of this Agreement upon execution and delivery by such Subsidiary of an Assumption Agreement in the form of Exhibit A hereto.

8.15.                     Releases.

(a)                                 On the Termination Date, the Collateral shall be released from the Liens created hereby, and this Agreement and all obligations (other than those expressly stated to survive such termination) of the Administrative Agent and each Grantor hereunder shall automatically terminate, all without delivery of any instrument or performance of any act by any party, and all rights to the Collateral shall revert to the Grantors.  At the request and sole expense of any Grantor on or following the Termination Date, the Administrative Agent shall deliver to such Grantor any Collateral held by the Administrative Agent hereunder, and execute and deliver to such Grantor such documents as such Grantor shall reasonably request to evidence such termination.

(b)                                 The obligations of Guarantors that are Subsidiaries and the security interests created hereunder shall be subject to release in accordance with Section 9.17 of the Credit Agreement.

(c)                                  Each Grantor acknowledges that it is not authorized to file any financing statement or amendment or termination statement with respect to any financing statement originally filed in connection herewith without the prior written consent of the Administrative Agent, subject to such Grantor’s rights under Section 9-509(d)(2) of the New York UCC.

8.16.                     WAIVER OF JURY TRIAL.  EACH AGREEMENT PARTY AND THE ADMINISTRATIVE AGENT HEREBY AGREES TO WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING HEREUNDER OR UNDER ANY OF THE OTHER LOAN DOCUMENTS OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS LOAN TRANSACTION OR THE LENDER/BORROWER RELATIONSHIP THAT IS BEING ESTABLISHED.  THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS.  EACH PARTY HERETO ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS ALREADY RELIED ON THIS WAIVER IN ENTERING INTO THIS AGREEMENT, AND THAT EACH WILL CONTINUE TO RELY ON THIS WAIVER IN ITS RELATED FUTURE DEALINGS.  EACH PARTY HERETO FURTHER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.  THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (OTHER THAN BY A MUTUAL WRITTEN WAIVER SPECIFICALLY REFERRING TO THIS SECTION 8.16 AND EXECUTED BY EACH OF THE PARTIES HERETO), AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS HERETO OR ANY OF THE OTHER LOAN DOCUMENTS OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE LOANS MADE HEREUNDER.  IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, each of the undersigned has caused this Guarantee and Collateral Agreement to be duly executed and delivered as of the date first above written.

TUESDAY MORNING CORPORATION
TUESDAY MORNING, INC.

By:	/s/ Kelly J. Munsch
	Name:	Kelly J. Munsch
	Title:	VP, Controller

TMI HOLDINGS, INC.
FRIDAY MORNING, INC.
DAYS OF THE WEEK, INC.
NIGHTS OF THE WEEK, INC.

By:	/s/ R. Michael Rouleau
	Name:	R. Michael Rouleau
	Title:	Chief Executive Officer

TUESDAY MORNING PARTNERS, LTD.

By: Days of the Week, Inc., as General Partner

By:	/s/ R. Michael Rouleau
	Name:	R. Michael Rouleau
	Title:	Chief Executive Officer

[Signature Page to the Collateral Agreement]

JPMORGAN CHASE BANK, N.A.,
as Administrative Agent

By:	/s/ Christy L. West
	Name:	Christy L. West
	Title:	Authorized Officer

[Signature Page to the Collateral Agreement]

Exhibit A to
Guarantee and Collateral Agreement

ASSUMPTION AGREEMENT

ASSUMPTION AGREEMENT, dated as of [                    ], made by                       , a                 (the “Additional Grantor”), in favor of JPMorgan Chase Bank, N.A., as administrative agent (in such capacity and together with its successors and assigns in such capacity, the “Administrative Agent”) for (i) the Lenders and Issuing Banks parties to the Credit Agreement referred to below, and (ii) the other Secured Parties (as defined in the Collateral Agreement (as hereinafter defined)).  All capitalized terms not defined herein shall have the meaning ascribed to them in such Credit Agreement.

W I T N E S S E T H:

WHEREAS, TUESDAY MORNING, INC., a Texas corporation (the “Borrower”), has entered into a Credit Agreement dated as of August 18, 2015 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, TUESDAY MORNING CORPORATION, a Delaware corporation (“Parent”), TMI HOLDINGS, INC., a Delaware corporation (“Intermediate Holdings”), the LENDERS party thereto from time to time, the Administrative Agent, the other agents named therein and J.P. MORGAN SECURITIES LLC, as lead arranger and as bookrunner;

WHEREAS, in connection with the Credit Agreement, the Borrower, Intermediate Holdings, Parent and certain of its Subsidiaries (other than the Additional Grantor) have entered into the Guarantee and Collateral Agreement, dated as of August 18, 2015 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Collateral Agreement”) in favor of the Administrative Agent for the benefit of the Secured Parties;

WHEREAS, the Credit Agreement requires the Additional Grantor to become a party to the Collateral Agreement as a Grantor and a Guarantor thereunder; and

WHEREAS, the Additional Grantor has agreed to execute and deliver this Assumption Agreement in order to become a party to the Collateral Agreement as a Grantor and a Guarantor thereunder;

NOW, THEREFORE, IT IS AGREED:

1.                                      Collateral Agreement.  By executing and delivering this Assumption Agreement, the Additional Grantor, as provided in Section 8.14 of the Collateral Agreement, hereby becomes a party to the Collateral Agreement as a Grantor and a Guarantor thereunder with the same force and effect as if originally named therein as a Grantor and a Guarantor and, without limiting the generality of the foregoing, hereby expressly (a) assumes all obligations and liabilities of a Grantor and a Guarantor thereunder; (b) guarantees the Secured Obligations pursuant to Section 2 of the Collateral Agreement; and (c) assigns and transfers to the Administrative Agent, and hereby grants to the Administrative Agent, for the ratable benefit of the Secured Parties, a security interest in all such Additional Grantor’s right, title and interest in and to the Collateral, wherever located and whether now owned or at any time hereafter acquired by the Additional Grantor or in which the Additional Grantor now has or at any time in the future may acquire

Exhibit A-1

any right, title or interest, as collateral security for the prompt and complete payment and performance when due (whether at stated maturity, by acceleration or otherwise) of the Additional Grantor’s Obligations.  The information set forth in [Annex 1-A] hereto is hereby added to the information set forth in Schedules              (1) to the Collateral Agreement.  The Additional Grantor hereby represents and warrants that each of the representations and warranties contained in Section 4 of the Collateral Agreement is true and correct on and as the date hereof (after giving effect to this Assumption Agreement) as if made on and as of such date.

2.                                      GOVERNING LAW.  THIS ASSUMPTION AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES THEREOF THAT WOULD REQUIRE APPLICATION OF LAWS OF ANOTHER STATE.

IN WITNESS WHEREOF, the undersigned has caused this Assumption Agreement to be duly executed and delivered as of the date first above written.

[ADDITIONAL GRANTOR]

By:
Name:
Title:

(1)                                 Refer to each Schedule which needs to be supplemented.

Exhibit A-2